UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

RADISYS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 615-1100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Effective April 27, 2009, RadiSys Corporation (the “Company”) amended its Loan and Security Agreement with Silicon Valley Bank (“SVB”) dated August 7, 2008 (as amended, the “Agreement”), by entering into the Fourth Amendment and Limited Waiver to Loan and Security Agreement dated April 27, 2009 (the “Fourth Amendment”). All capitalized terms used and not defined herein shall have the meanings assigned to them in the Agreement.

Pursuant to the Fourth Amendment, SVB agreed to waive a technical financing covenant default that existed as of March 31, 2009 and to amend the definition of “EBITDA” in the Agreement to exclude tax related charges due to the establishment of valuation allowances against the Company’s U.S. net deferred tax asset for the fiscal quarter ending March 31, 2009. As of March 31, 2009, no amounts were outstanding under the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

Date: April 30, 2009	By:	/s/ Brian Bronson
Brian Bronson
Chief Financial Officer